                                                                   EXHIBIT 99(f)



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 11-K

                   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997




                          COMMISSION FILE NUMBER 1-2275




                     RETIREMENT SAVINGS AND INVESTMENT PLAN
                             FOR UNION EMPLOYEES OF
                     TROPICANA PRODUCTS, INC. AND AFFILIATES
                              1001 13th Avenue East
                            Bradenton, Florida 34208
              (Full title of the plan and the address of the plan)






                            THE SEAGRAM COMPANY LTD.
                                1430 Peel Street
                        Montreal, Quebec, Canada, H3A 1S9
           (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                              REQUIRED INFORMATION


1.       Not Applicable.

2.       Not Applicable.

3.       Not Applicable.

4 The Retirement Savings and Investment Plan for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates (the "Tropicana Plan") is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Attached hereto are the financial statements of the Tropicana Plan for the fiscal year ended December 31, 1997 prepared in accordance with the financial reporting requirements of ERISA.


                                    EXHIBITS


1. Financial statements of the Tropicana Plan for the fiscal year ended December 31, 1997 prepared in accordance with the financial reporting requirements of ERISA.

2.       Consent of Gutierrez & Co., independent accountants.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on their behalf by the undersigned hereunto duly authorized.


                                 RETIREMENT SAVINGS AND INVESTMENT PLAN FOR
                                 UNION EMPLOYEES OF TROPICANA PRODUCTS, INC. AND AFFILIATES


                                 By /s/ Robert Chiaravalloti
                                    Robert Chiaravalloti
                                    Member of Benefits Committee


Date:  June 29, 1998

                     RETIREMENT SAVINGS AND INVESTMENT PLAN
                             FOR UNION EMPLOYEES OF
                            TROPICANA PRODUCTS, INC.
                                 AND AFFILIATES


                              FINANCIAL STATEMENTS


                                DECEMBER 31, 1997

          RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES OF
                     TROPICANA PRODUCTS, INC. AND AFFILIATES


                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page


Independent Auditors' Report                                                 1

Statement of Net Assets Available
      for Benefits                                                           2

Statement of Changes in Net Assets
      Available for Benefits                                                 3

Notes to Financial Statements                                                5

                          INDEPENDENT AUDITORS' REPORT



To the Benefits Committee
of the Retirement Savings and
Investment Plan for Union
Employees of Tropicana
Products, Inc. and Affiliates


         We have audited the accompanying statement of net assets available for benefits of the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates (the "Plan") as of December 31, 1997, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates at December 31, 1997, and the changes in net assets available for benefits for the year then ended in conformity with generally accepted accounting principles.




/s/ Gutierrez & Co.
Flushing, New York
June 26, 1998

          RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES OF
                     TROPICANA PRODUCTS, INC. AND AFFILIATES
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                DECEMBER 31, 1997


INVESTMENTS (Note 3)
 Money Market Fund:
   Dreyfus Cash Management Plus Fund (cost of $51,766)                     $ 51,766
   Cash                                                                         924
 Stable Income Fund:
   Dreyfus-Certus Stable Value Fund (cost of $40,744)                        40,744
   Cash                                                                         670
 Bond Fund:
   Dreyfus A Bonds Plus Fund (cost of $31,872)                               32,301
   Cash                                                                         561
 S&P 500 Index Fund:
   Dreyfus Basic S&P 500 Stock Index Fund (cost of $103,217)                112,682
   Cash                                                                       1,908
Managed Equity Fund:
   Dreyfus Disciplined Stock Fund (cost of $72,426)                          73,511
   Cash                                                                       1,226
 Growth Equity Fund:
   Warburg Pincus Emerging Growth Fund (cost of $56,379)                     58,878
   Cash                                                                       1,078
 Seagram Stock Fund:
   The Seagram Company Ltd. Common Shares (cost of $81,346)                  70,894
   TBC Inc. Pooled Employees Fund (cost of $4,417)                            4,417
   Cash                                                                       1,504
                                                                           --------
      Total Investments                                                     453,064
                                                                           --------

RECEIVABLES
   Dividends and Interest                                                        19
                                                                           --------
      Total Receivables                                                          19
                                                                           --------
TOTAL ASSETS                                                                453,083
                                                                           --------

LIABILITIES
   Cost of Unsettled Purchases                                                9,246
                                                                           --------
      Total Liabilities                                                       9,246
                                                                           --------

NET ASSETS AVAILABLE FOR BENEFITS                                          $443,837
                                                                           ========


    The accompanying notes are an integral part of the financial statements.

          RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES OF
                     TROPICANA PRODUCTS, INC. AND AFFILIATES
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          YEAR ENDED DECEMBER 31, 1997


CONTRIBUTIONS
   Participating Employees                                  $ 396,274
   Participating Companies                                     29,506
                                                            ---------
                                                              425,780
                                                            ---------

INVESTMENT ACTIVITIES
 Investment Income
   Money Market Fund                                            1,085
   Stable Income Fund                                           1,253
   Bond Fund                                                      707
   S&P 500 Index Fund                                           1,023
   Managed Equity Fund                                            342
   Seagram Stock Fund                                             732
                                                            ---------
      Total Investment Income                                   5,142
                                                            ---------

 Realized Net Gain on Sale of Investments
   Bond Fund                                                      463
   Stable Income Fund                                             239
   S&P 500 Index Fund                                           1,462
   Managed Equity Fund                                          6,932
   Growth Equity Fund                                           3,865
   Seagram Stock Fund                                            (114)
                                                            ---------
     Total Realized Net Gain on Sale of Investments            12,847
                                                            ---------

Unrealized Appreciation (Depreciation) on Investments
   Bond Fund                                                      428
   S&P 500 Index Fund                                           9,465
   Growth Equity Fund                                           2,499
   Managed Equity Fund                                          1,085
   Seagram Stock Fund                                         (10,453)
                                                            ---------

     Total Unrealized Appreciation on Investments               3,024
                                                            ---------


    The accompanying notes are an integral part of the financial statements.

          RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES OF
                     TROPICANA PRODUCTS, INC. AND AFFILIATES
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          YEAR ENDED DECEMBER 31, 1997

                                   (Continued)



   Increase in Plan Equity from Investment Activities       $  21,013
                                                            ---------

PARTICIPANT WITHDRAWALS                                        (2,956)
                                                            ---------

INCREASE IN PLAN EQUITY                                       443,837

PLAN EQUITY AT BEGINNING OF YEAR                                 --
                                                            ---------

PLAN EQUITY AT END OF YEAR                                  $ 443,837
                                                            =========





    The accompanying notes are an integral part of the financial statements.

          RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES OF
                     TROPICANA PRODUCTS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting policies followed in the preparation of the financial statements of the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates (the "Plan") conform with generally accepted accounting principles. The more significant accounting policies are:

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

         Investment Valuation

         Investment securities are recorded and valued as follows:

         United States government obligations at fair value based on the current market yields; temporary investments in short-term investment funds at cost which in the normal course approximates market value; securities representing units of other funds at net asset value; The Seagram Company Ltd. common shares at the closing price reported on the composite tape of the New York Stock Exchange on the valuation date.

         Security Transactions

         Security transactions are accounted for on a trade date basis with the average cost basis used for determining the cost of investments sold. Interest income is recorded on an accrual basis. Income on securities purchased under agreements to resell is accounted for at the repurchase rate. Changes in discount on coupons detached from United States Treasury Bonds are reflected as unrealized appreciation.

2.       DESCRIPTION OF THE PLAN

         The Plan is a defined contribution plan established as of January 1, 1997 by Tropicana Products, Inc. (the "Company").

         The Plan covers all employees of Tropicana Products, Inc., Tropicana Products Sales Division of Joseph E. Seagram & Sons, Inc. and Tropicana Sales Division of Distillers Products Sales Corporation (collectively, the "Participating Companies") who are included in a unit of employees covered by a Collective Bargaining Agreement between Tropicana Products, Inc.and: (1) Glass, Molders, Pottery, Plastics and Allied Workers International Union (AFL-CIO, CLC) and its Local Union No. 208;
         (2) American Flint Glass Workers Union AFL-CIO and its Local Union No. 46; and (3) District Lodge No. 15 of the International Association of Machinists and Aerospace Workers AFL-CIO (IAM #15) and who have completed one month of Eligibility Service.

         The Plan provides benefits to participants based upon amounts voluntarily contributed to a participant's Accounts by the participant and, amounts contributed, under certain circumstances, by the Participating Companies (see Note 4). Under the Plan, a participant is not provided with any fixed benefit. The ultimate benefit to be received by the participant depends on the amounts contributed, the investment results and other adjustments, and the participant's vested interest at termination of employment (see
         Note 5).

         With respect to each participant, contributions are allocated among four accounts: Pre-Tax Account, Company Match Account, After-Tax Account and Rollover Account. Such contributions are invested as designated by the participants in one or more of the investment funds referred to in Note 3, and are accumulated and invested in a Trust Fund held by the Dreyfus Trust Company, as Trustee. The Plan is administered by the Company through a Benefits Committee appointed by the Board of Directors of the Company.

3.       INVESTMENT PROGRAM

         During the year ended December 31, 1997, the Plan was comprised of seven investment funds: (i) the Money Market Fund investing in the Dreyfus Cash Management Plus Fund, managed by Dreyfus Corporation; (ii) the Stable Income Fund investing in the Dreyfus-Certus Stable Value Fund managed by Dreyfus Trsut Company; (iii) the Bond Fund investing in Dreyfus A Bonds Plus Fund, managed by Dreyfus Corporation; (iv) the S&P 500 Index Fund investing in Dreyfus Basic S&P 500 Stock Index Fund (which, prior to August 15, 1997 was named Dreyful Institutional S&P 500 Stock Index Fund) managed by Dreyfus Corporation; (v) the Managed Equity Fund investing in Dreyfus Disciplined Stock Fund managed by Dreyfus Corporation; (vi) the Growth Equity Fund investing in Warburg Pincus Emerging Growth Fund managed by Warburg, Pincus Counsellors, Inc.; and (vii) the Seagram Stock Fund investing primarily in The Seagram Company Ltd. common shares. The investments are administered by the Benefits Committee appointed by the Board of Directors of the Company.

4.       CONTRIBUTIONS

         Eligible employees, as defined, may elect to contribute to their Pre-Tax Accounts on a pre-tax basis ("Pre-Tax Contributions") and/or to their After-Tax Accounts on an after-tax basis ("After-Tax Contributions") through payroll deductions of 1% to 17% (in the aggregate) of their annual compensation, as defined in the Plan, in multiples of 1%, in any combination; provided, the aggregate percentage of the contributions does not exceed 17% of their annual compensation. Pre-tax Contributions and After-Tax Contributions are subject to limitations imposed by federal laws for qualified retirement plans.

         The Plan provides for mandatory matching contributions by the Participating Companies payable to the participants' Company Match Account. The Participating Companies, except as herein noted, contribute on behalf of the participants 25% of the participants' aggregate Pre-Tax and After-Tax Contributions not exceeding 2% of their compensation, except for the IAM #15 Group which will receive mandatory matching contributions beginning January 1, 1999 under the terms of its collective bargaining agreement. The Participating Companies' matching contributions are subject to limitations imposed by federal laws for qualified retirement plans.

         The Plan will accept into participants' Rollover Accounts cash received by participants from a qualified plan within the time prescribed by applicable law ("Rollover Contributions").

5.       VESTING

         A participant in the Plan always has a fully vested interest in the value of his or her Pre-Tax, After-Tax and Rollover Accounts. He or she has a non-forfeitable right to the value of his or her Company Match Account upon retirement, total and permanent disability or death. Upon termination of employment for any other reason, a participant vests in his or her Company Match Account in accordance with the following vesting schedule:

                       Years of Service                Vested Percentage
                       ----------------                -----------------

                         Less than 1                           0%
                  At least 1, but less than 2                 20%
                  At least 2, but less than 3                 40%
                  At least 3, but less than 4                 60%
                  At least 4, but less than 5                 80%
                         5 or more                           100%

         Upon termination of employment for reasons other than retirement, total and permanent disability or death of a participant who was not fully vested in his or her Company Match Account, the nonvested portion of the participant's Company Match Account shall be forfeited. Any amount forfeited shall be applied to reduce the Participating Companies' contributions. Any amount forfeited shall be restored if the participant is re-employed by a Participating Company before incurring a five year break in service and if the participant repays to the Plan (within five years after his or her reemployment commencement date) an amount in cash equal to the full amount distributed to him or her from the Plan on account of termination of employment, excluding amounts from the After-Tax and Rollover Accounts at the participant's election.

6.       DISTRIBUTIONS

         Upon termination of employment, after retirement or for reason of total and permanent disability or death, the participant or his or her beneficiary shall receive the value of his or her Accounts. However, if the termination of employment is for reasons other than retirement, total and permanent disability or death, the participant shall receive only the value of the vested portion of his or her Accounts (See Note
         5).

         Prior to termination of employment, the participant may withdraw amounts from the Participant's Accounts in accordance with the provisions of the Plan.

7.       TAX STATUS OF PLAN

         The Internal Revenue Service has ruled by a letter dated May 20, 1998 that the Plan is qualified under Section 401(a) of the Internal Revenue Code. So long as the Plan continues to be so qualified, it is not subject to federal income taxes.

         Participants are not currently subject to income tax on the Participating Companies' contributions to the Plan or on income earned by the Plan. Benefits distributed to participants or to their beneficiaries may be taxable to them. The tax treatment of the value of such benefits depends on the event giving rise to the distribution and the method of distribution selected.

8.       RELATED PARTY TRANSACTIONS

         Certain expenses of the Plan are paid by the Company, and personnel and facilities of the Company are used by the Plan at no charge.

9.       TERMINATION OF THE PLAN

         The Board of Directors of the Company may terminate the Plan at any time. In the case of termination, the rights of participants to their Accounts shall be vested as of the date of termination.

The Seagram Company Ltd.

The Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates

         We hereby consent to the incorporation by reference in Registration Statement No. 333-19059 on Form S-8 of our Report dated June 26, 1998 which appears in your Annual Report on Form 11-K of the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates for the fiscal year ended December 31, 1997.



/s/ Gutierrez & Co.
Flushing, New York
June 29, 1998